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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 2, 1998




                      B. F. SAUL REAL ESTATE INVESTMENT TRUST
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                (Exact name of registrant as specified in its charter)



           Maryland                    1-7184                52-6053341
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(State or other jurisdiction of       (Commission       (I.R.S. Employer
incorporation or organization)        File Number)      Identification No.)



   8401 Connecticut Avenue, Chevy Chase, Maryland            20815
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:  (301) 986-6000
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                                      N/A
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         (Former name or former address, if changed since last report)



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Item 2.   Acquisition or Disposition of Assets.

        On September 2, 1998, Chevy Chase Bank, F.S.B., a federally chartered stock savings bank (the "Bank"), executed a Purchase and Sale Agreement with First USA Bank, N.A., a nationally chartered banking association ("FUSA"), pursuant to which the Bank will sell its credit card portfolio and related operations to FUSA. The B.F. Saul Real Estate Investment Trust (the "Trust") owns 80% of the outstanding common stock of the Bank and consolidates the Bank's financial statements with those of the Trust. The Bank's credit card portfolio to be purchased by FUSA includes approximately $4.9 billion in managed credit card loans and 3.1 million Visa and Mastercard credit card accounts. In addition, the Bank's approximately 1,300 credit card employees will be offered employment by FUSA. The Bank will receive cash from the sale that exceeds, by a specified amount, the net book value of the assets and liabilities being transferred. Consummation of the transaction is subject to several conditions, including the receipt of required regulatory approvals from the Office of Thrift Supervision, and is scheduled to close in late September or early October 1998.

Item 7.   Exhibits.

Exhibit 99      Press Release dated September 3, 1998.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                B. F. SAUL REAL ESTATE INVESTMENT TRUST
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                                (Registrant)



Date: September 9, 1998         Stephen R. Halpin, Jr.
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                                Vice President and Chief Financial Officer


Date: September 9, 1998         Ross E. Heasley
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                                Vice President and Principal Accounting Officer